EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69726) of Dell Inc. of our report dated June 22, 2005 relating to the financial statements and financial statement schedule of the Dell Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Austin, Texas
June 22, 2005

13